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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             SATYAM INFOWAY LIMITED
             (Exact name of registrant as specified in its charter)

Republic of India                                                 Not applicable
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

Mannasarovar Towers, 271-A, Anna Salai, Teynampet, Chennai, India        600 018
(Address of principal executive offices)                              (Zip Code)

     If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), check the
following box. [   ]

     If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A.(c)(2), check the following box. [   ]

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box. [   ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box. [   ]

     Securities Act registration statement file number to which this form relates: ____________

     Securities to be registered pursuant to Section 12(b) of the Act:
____________

     Title of each class                    Name of each exchange on which
     to be so registered                    each class is to be registered

            None                                         None

     Securities to be registered pursuant to Section 12(g) of the Act: Equity Shares, par value Rs.10 per share*



--------------------------
* American Depositary Shares representing the Equity Shares are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6 and accordingly are exempt from registration under Section 12(g) of the Securities and Exchange Act of 1934, as amended, pursuant to Rule 12g3-2(c) thereunder.
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Information Required in Registration Statement

Item 1.  Description of Registrants' Securities To Be Registered
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Incorporated by reference to pages 67 through 71 of the Preliminary Prospectus contained in Amendment No. 2 to Registrant's Registration Statement on Form F-1 filed with the Securities and Exchange Commission (the "Commission") on October 13, 1999 (as amended the "F-1 Registration Statement").

Item 2.  Exhibits
-----------------

The following exhibits are filed as part of this registration statement:

         3.1*  Articles of Association of the Registrant, as amended.

         3.2*  Memorandum of Association of the Registrant, as amended.

         4.1* Share Subscription and Shareholders' Agreement, dated as of February 5, 1999, by and among the Registrant, Satyam Computer Services Limited, South Asia Regional Fund and Mr. B. Ramalinga Raju.

         4.2* Amendment No. 1 to Share Subscription and Shareholders' Agreement, dated as of September 14, 1999, by and among the Registrant, Satyam Computer Services Limited, South Asia Regional Fund and Mr. B. Ramalinga Raju.

         4.3* Form of Deposit Agreement among the Registrant, Citibank, N.A. and holders from time to time of American Depositary Receipts issued thereunder (including, as an exhibit, the form of American Depositary Receipt).

         4.4*  Registrant's Specimen Certificate for equity shares.

         4.5* Rupee Loan Agreement, dated as of July 3, 1998, by and between the Registrant and Export-Import Bank of India.

         4.6* Letter Agreement, dated as of September 14, 1999, by and between the Registrant and Sterling Commerce, Inc.

         4.7* Stockholders Agreement, dated as of September 14, 1999, by and among the Registrant, Sterling Commerce, Inc. and Satyam Computer Services Limited.

         4.8* Registration Rights Agreement, dated as of September 14, 1999, by and among the Registrant, Sterling Commerce, Inc. and South Asia Regional Fund.



* Incorporated by reference to the Exhibits of the same number to the Registrant's F-1 Registration Statement.
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                                   SIGNATURE

  Pursuant to the requirement of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      SATYAM INFOWAY LIMITED


                                            By:    /s/ R. Ramaraj
                                                ---------------------
                                                   R. Ramaraj
                                                  Chief Executive Officer and
                                                  Director

                                            Date: October 14, 1999